                                                                     EXHIBIT 4.4

                              AMENDED AND RESTATED
                       AFFILIATED COMPUTER SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         Section 1. Purpose. The Amended and Restated Affiliated Computer Services, Inc. Employee Stock Purchase Plan is intended to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Stock of the Company through accumulated payroll deductions under an "Employee Stock Purchase Plan" as defined in Section 423 of the Code, and all provisions hereof will be construed in accordance with those objectives.

         Section 2. Definitions. As used herein, the following terms shall have the meaning indicated:

         (a) "Account" shall mean the account established for each Participant to record the amounts withheld from his or her Compensation during the Offering Period of reference.

         (b) "Account Manager" shall mean the third party broker selected by the Administrator in its sole discretion.

         (c) "Administrator" shall mean the Board or a committee appointed by the Board.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Company" shall mean Affiliated Computer Services, Inc., a Delaware corporation.

         (g) "Compensation" shall mean the actual amounts paid to the Participant of reference by his Employer during the Offering Period of reference.

         (h) "Considered Compensation" shall be determined with respect to each calendar year, and shall mean (i) in the case of each salaried Participant, such Participant's annualized basic rate of salary plus bonus and commissions, if any, at the beginning of the calendar year of reference or, if an employee is not eligible to become a Participant until a subsequent Offering Period during the fiscal year, at the beginning of the Offering Period for which such employee becomes an Eligible Employee; and (ii) in the case of each hourly Participant, the amount of such Participant's total compensation paid with respect to services rendered during the last two months of the Offering Period immediately preceding the Enrollment Date of reference, annualized by multiplying the two month total by 6.

         (i) "Designated Subsidiaries" shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to adopt this Plan for the benefit of their Employees.

         (j) "Directed Withholding" shall mean the amount that an Eligible Employee directs his or her Employer to withhold from the Participant's Compensation on each Payroll Date during the



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calendar year of reference; provided, however, that the aggregate amount of
Directed Withholding for the calendar year of reference may not exceed the lesser of (x) fifteen percent (15%) of such Participant's Considered Compensation for such calendar year, and (y) Twenty-one Thousand Two Hundred and Fifty Dollars ($21,250).

         (k) "Direction to Withhold" shall mean the notice to the Administrator, in the manner prescribed by the Administrator, which directs an Eligible Employee's Employer to commence to deduct the Directed Withholding from his Compensation on each Payroll Date during the Offering Period of reference.

         (l) "Election to Rescind" shall mean the notice to the Administrator, in the manner prescribed by the Administrator, which directs a Participant's Employer to discontinue deductions of Directed Withholding and to refund the entire amount credited to such Participant's Account.

         (m) "Eligible Employee" shall mean each person who is employed as an Employee on the Enrollment Date. Notwithstanding the foregoing, no Employee shall become an Eligible Employee and be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company.

         (n) "Employee" shall mean any person, including an officer and director who is also an Employee, who, at the time of reference is customarily employed in an employer-employee relationship with Employer for at least twenty (20) hours per week. The term "Employee" shall not include (i) any independent contractor, (ii) any consultant, or (iii) any leased employee within the meaning of Section 414(n) of the Code.

         (o) "Employer" shall mean, collectively, the Company and each Designated Subsidiary.

         (p) "Enrollment Date" shall mean the first Trading Day on or after the first business day of each calendar quarter.

         (q) "Fair Market Value" of a Share on the Enrollment Date or on the Purchase Date shall be the closing price of Stock on such date, which shall be
(i) if the Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of Stock on such exchange as reported in any newspaper of general circulation, (ii) if the Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotation for such day of the Stock on such system or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Board. Notwithstanding the foregoing, in the case of open market purchases, "Fair Market Value" shall mean the average price of all open market purchases on behalf of the Plan on the date or dates of purchase.

         (r) "Offering Period" shall mean the period beginning on the first Trading Day of each calendar quarter and ending on the last Trading Day of such calendar quarter.



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

         (s) "Participant" shall mean each Eligible Employee who is having an amount withheld from his Compensation under Section 4 at the time of reference.

         (t) "Payroll Date" shall mean each date on which a Participant is paid his or her salary, wage, bonus or commission, but not including tips.

         (u) "Plan" shall mean this Amended and Restated Affiliated Computer Services, Inc. Employee Stock Purchase Plan. The Plan was originally effective December 18, 1995. This amendment and restatement is effective September 1, 2002.

         (v) "Purchase Date" shall mean the last Trading Day on or before the last business day of each calendar quarter.

         (w) "Purchase Price" shall mean 85% of the Fair Market Value of the Shares on the Purchase Date.

         (x) "Purchase Right" shall mean the Participant's right to acquire the number of Shares that may be purchased in accordance with Section 3(b), as limited by Sections 3(c) and 9.

         (y) "Shares" shall mean the shares of Stock to be purchased in open market transactions pursuant to the Plan or that are reserved for issuance under this Plan.

         (z) "Stock" shall mean the Class A Common Stock, $0.01 par value per share, of the Company.

         (aa) "Subsidiary" shall mean any domestic or foreign corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         (bb) "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

         Section 3. Shares Subject to Purchase.

         (a) Subject to adjustments provided in Section 16 hereof the maximum number of shares of Stock that may be purchased by and for Participants shall not exceed Four Million (4,000,000) Shares. Shares to be purchased pursuant to the Plan will be purchased in open market transactions by the Account Manager. The Account Manager will maintain a separate account for each Participant and will distribute Shares from such accounts to Participants in accordance with the terms set forth in Section 8 below. The Shares subject to the Plan may also consist of previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that are reserved for sale that may remain unsold at the termination of the Plan shall cease to be reserved for the purpose of the Plan. Should any Shares subject to Purchase Rights on the Enrollment Date of an Offering Period fail to be purchased on the Purchase Date for such Offering Period, such Shares may again be made available for purchase with respect to a subsequent Offering Period. The Administrator shall decide, in its sole discretion, whether to acquire shares in open market transactions or to issue treasury shares.

         (b) The Administrator shall determine the maximum number of Shares (if any) that will be available for purchase for each Offering Period. Each Participant will have a Purchase Right to purchase the number of full Shares equal to the quotient of (i) the amount in the Participant's Account on the Purchase Date, and (ii) the Purchase Price of the Shares for the Offering Period, all subject to the maximum amounts, and the adjustments, if any, in
Section 9.

         (c) In the event that as of the Enrollment Date of reference the quotient of (i) the aggregate Directed Withholdings of all Participants for the Offering Period, divided by (ii) the Purchase Price of a Share on such Enrollment Date, exceeds the number of Shares designated by the Administrator in the first sentence of Section 3(b) by a percentage (not less than 100%) specified by the Administrator at the time it determines the number of Shares under Section 3(b) above, the Administrator will take reasonable steps to reduce, as nearly as possible, each Participant's Directed Withholding to an amount equal to the product of (x) his Directed Withholding, and (y) a fraction, the numerator of which is the product of the percentage specified by the Administrator in (ii) multiplied by the number of Shares designated by the Administrator in the first sentence of Section 3(b), and the denominator of which is the quotient of (i) and (ii) above.

         Section 4. Participation and Deduction of Directed Withholding.

         (a) Prior to the Enrollment Date for each Offering Period of reference, each Eligible Employee may become a Participant for such Offering Period by filing with the Administrator in such form or manner as the Administrator may prescribe a Direction to Withhold setting forth the amount of such Eligible Employee's Directed Withholding. An Eligible Employee who fails to file a Direction to Withhold on or before the due date prescribed by the Administrator shall be deemed to have elected not to participate in the Plan for the Offering Period of reference.

         (b) All amounts deducted from a Participant's Compensation under this Plan shall be credited to such Participant's Account but shall remain the unencumbered assets of the Employer. No interest shall accrue on Directed Withholding amounts.

         Section 5. Withdrawal, or Termination of Employment.

         (a) A Participant may not increase or decrease the amount of his Directed Withholding during an Offering Period; except, however, (i) a Participant may rescind his Direction to Withhold in its entirety at any time prior to the Purchase Date for the Offering Period of reference by filing with the Administrator in such form or manner as the Administrator may prescribe an Election to Rescind on or before the due date prescribed by the Administrator,
(ii) a Participant will be deemed to have rescinded his Direction to Withhold in its entirety in the event that his Compensation payable on any Payroll Date is insufficient to fund the Directed Withholding for such Payroll Date and such Participant fails to furnish the Administrator with personal funds in an amount sufficient to complete the Directed Withholding for such Payroll Date on or before the next Payroll Date, and (iii) a Participant will be deemed to have rescinded his Direction to Withhold in its entirety in the event of the termination of the Participant's employment with his Employer prior to the Purchase Date for the Offering Period of reference.

         (b) If either 5(a)(i), (ii) or (iii) occurs with respect to a Participant before the Purchase Date of reference, the entire amount credited to such Participant's Account will be paid to such Participant in a lump sum, in cash without interest, as soon as reasonably possible following such occurrence.

         (c) The occurrence of an event described in 5(a)(i), (ii) or (iii) with respect to a Participant during an Offering Period shall not limit such Participant's right to file a Direction to Withhold with respect to any later Offering Period provided that at such time Participant is an Eligible Employee, and provided further that a Participant may withdraw and subsequently re-enroll in the Plan only one time per calendar year.

         Section 6. Exercise of Purchase Right.

         (a) In the case of open market purchases, on each Purchase Date, the Account Manager shall use the funds available in the Participant's Account for open market purchases of Shares and debit his Account in the amount of the Purchase Price of the Shares subject to his Purchase Right. For purposes of the Plan, fractional amounts of Stock shall be disregarded in determining the number of Shares that the Account Manager purchases on behalf of each Participant.

         (b) In the case of previously issued Shares reacquired and held by the Company or any Subsidiary and reserved for sale for such purpose, the Participant's Purchase Right will be exercised automatically on each Purchase Date by debiting his Account with the Purchase Price of the Shares subject to his Purchase Right.

         Section 7. Limitation on the Purchase of Shares. The Administrator may, in its sole discretion, request the Account Manager to suspend or delay purchases of Stock on behalf of Participants in order to comply with all applicable provisions of law, domestic or foreign, including without limitation applicable securities laws. Any such suspension or delays shall not affect a Participant's right to receive Stock pursuant to the Plan, but may affect the date of the purchase of such Stock.

         Section 8. Brokerage Account/Plan Share Account. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan Share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan shall be held in the Participant's brokerage or Plan Share account. Certificates for Shares purchased under the Plan will not be issued automatically but will be issued as soon as practicable following a Participant's request to the Administrator. The Administrator may assess a reasonable handling charge for the issuance of such certificates.

         Section 9. Maximum Shares, and Reduction in Shares, Subject to Purchase Rights.

         (a) Notwithstanding any provision hereof to the contrary, the maximum number of Shares subject to each Participant's Purchase Right at any time during any calendar year shall be that number of Shares equal to the lesser of (i) that number of Shares that has an aggregate Fair Market Value on the Enrollment Date equal to $25,000, and (ii) that number of Shares that may be purchased with the maximum Directed Withholding amounts described in Section 2(j) at the Purchase Price set forth in
Section 2(w)(i), and (iii) the maximum number of Shares (if any) that will not cause the Participant to exceed the 5% ownership limitation of Section 2(m).

         (b) If, on a Purchase Date, the maximum number of Shares available for purchase as determined under Section 3(b) is less than the number of Shares subject to all then existing Purchase Rights (as limited by Section 9(a), if applicable), the Administrator will reduce the number of Shares subject to each Participant's Purchase right to an amount equal to the product of (i) the maximum Shares available for purchase as determined under Section 3(b), and (ii) a fraction, the numerator of which is the amount in such Participant's Account (after such reductions, if any, required by the proviso of Section 2(j)), and the denominator of which is the amount in the Accounts of all Participants (after such reductions, if any, required by the proviso of Section 2(j)).

         Section 10. Voting and Registration.

         (a) A Participant will have no interest or voting right in or other privileges relating to Shares subject to a Purchase Right until payment for such Shares has been completed.

         (b) Shares to be delivered to a Participant will be registered in the name of the Participant or in such other manner as may be designated by the Participant.

         Section 11. Administration.

         (a) The Plan shall be administered by the Administrator, which will be the Board or a committee appointed by the Board. If a committee is appointed by the Board to act as Administrator, such committee shall have all of the powers of the Board with respect to the Plan except for those powers set forth in
Section 17 hereof. The administration, interpretation or application of the Plan by the Administrator shall be final, conclusive and binding upon all Participants. Eligible Employees with respect to the Offering Period of reference may not serve as a member of the Administrator with respect to the Offering Period of reference or the succeeding Offering Period. In the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the Administrators of plans of this type, the Plan shall only be administered by such body and in such manner as shall comply with the applicable requirements of Rule 16b-3. With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of the Rule 16-3. To the extent any provision of the Plan or action of the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

         (b) In order to facilitate participation under this Plan, the Board may provide for such special terms applicable to Participants who are foreign nationals, or who are employed by the Company or a Designated Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

         Section 12. Designation of Beneficiary.

         (a) A Participant may file a written designation of a beneficiary who is to receive any cash as a result of the Participant's death prior to a Purchase Date, or to receive any Shares (and excess cash, if any) in the event of Participant's death subsequent to a Purchase Date but before delivery of the Shares (and excess cash, if any).

         (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant without a designated surviving beneficiary, the Administrator shall deliver such cash and/or Shares to the spouse of the Participant or, if there is no surviving spouse, then to the executor or administrator of the estate of the Participant.

         Section 13. Transferability. Neither Directed Withholding amounts credited to Participant's account, nor any rights with regard to the making or rescission of a Directed Withholding, nor the right to receive Shares (and excess cash, if any) may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 12) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

         Section 14. Use of Funds. All Directed Withholding amounts received or held by the Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such Directed Withholding amounts.

         Section 15. Reports and Withholding.

         (a) Statements will be provided to all Participants within a reasonable time following a Purchase Date, which statements will set forth the amounts of payroll deductions, the per Share Purchase Price, the number of Shares purchased (and an explanation of any reduction in the Shares subject to the Purchase Right), and the remaining cash balance, if any. Such statements may be provided in any reasonable manner selected by the Administrator.

         (b) Each person who acquires Shares hereunder agrees as a condition of such acquisition that he shall notify his Employer in the event he disposes of the Shares before the second anniversary of the Enrollment Date on which he acquired the Purchase Right with respect to such Shares, and in the event of such disposition while an employee of the Employer, and upon disposition of such Shares prior to the second anniversary of the Enrollment Date, the Employer may withhold from such Participant's current Compensation such amount as it reasonably determines to be necessary to satisfy the Company's obligation to withhold for federal and state taxes with respect to such events.

         Section 16. Adjustments upon Changes in Capitalization.

         (a) If a stock dividend, stock split, spinoff, recapitalization, merger, consolidation, exchange of shares or the like occurs during an Offering Period, as a result of which shares of any class shall be issued in respect of the Shares subject to purchase with respect to such Offering Period, or such Shares shall be changed into a different number of the same or another class or classes, the number of Shares to which each Purchase Right shall be applicable and the calculation of the Fair Market Value as of the Enrollment Date for such Shares shall be appropriately adjusted by the Administrator in a manner that in its sole discretion will keep this Plan qualified under Section 423 of the Code.

         (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will close, and the Purchase Date will occur, at such date as may be determined by the Administrator prior to the consummation of such proposed action, all Participants will be notified in advance of such revised Purchase Date, and each Participant will be entitled to complete all or any portion of the funding of such Participant's Directed Withholding with personal funds. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board, in its sole discretion, may provide that either (i) the event will be deemed to constitute the dissolution or liquidation of the Company and Participants shall have the rights set forth in the first sentence hereof, or (ii) this Plan, and each Purchase Right shall be assumed or an equivalent plan and right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

         Section 17. Amendment or Termination.

         (a) The Board may at any time and for any reason terminate or amend the Plan, provided, however, that, if required by Rule 16b-3 or Section 423 of the Code, the Plan may not be amended without the consent (which may take the form of a ratification within 12 months of the effective date) of stockholders in accordance with Section 18 (as though such Amendment were the adoption of the Plan) to either increase the number of Shares reserved for issuance under the Plan, materially modify the requirements for eligibility to participate in the Plan, or make such other change(s) that requires stockholder approval in order to comply with Rule 16b-3 or any successor rule. Except as specifically provided in the Plan, no such termination or amendment can reduce such rights as a Participant would have if the effective date of the termination or amendment were deemed to be a liquidation or dissolution of the Company, with the resulting rights, duties and obligations set forth in Section 16(b).

         (b) Without shareholder approval and without regard to whether any participant rights may be considered to have been "adversely affected," the Board or the Administrator may change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Directed Withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board or the Administrator determines in its sole discretion advisable which are consistent with the Plan.

         Section 18. Stockholder Approval. If required by Rule 16b-3 and other applicable laws, the Company shall, within 12 months after the effective date of the Plan, obtain the approval of a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person, or by proxy, present and, notwithstanding any other provision hereof to the contrary, in the absence of such approval, this Plan (as amended and restated) and any Purchase Rights granted hereunder shall be null and void.

         Section 19. Notices. All notices or other communications shall be deemed to have been duly given (i) if by a Participant to the Administrator, when received in the required form at the corporate home office of the Company, addressed to "Administrator, Employee Stock Purchase Plan," and (ii) if by the Administrator to the Participant, when mailed to the last known address of Participant shown on the Employer's records.

         Section 20. Conditions upon Issuance of Shares. Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder.

         Section 21. Term of Plan. The Plan was originally effective on December 18, 1995. This amendment and restatement is effective September 1, 2002. The Plan shall terminate August 31, 2012, subject to Sections 17 and 18.

         Section 22. Miscellaneous.

         (a) Execution of Receipts and Releases. Any payment or any issuance or transfer of Shares to any person shall be in full satisfaction of all claims hereunder against the Plan, and the Administrator may require such person, as a condition precedent to receiving delivery of Shares, to execute a receipt and release therefor in such form as it shall determine.

         (b) Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company, except for expenses related to the issuance of Share certificates and brokerage commissions incurred upon the sale of Shares at the direction of a Participant.

         (c) Records. Records of the Company as to any matters relating to this Plan will be conclusive on all persons.

         (d) Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Board's or Administrator's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

         (e) No Rights Implied. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

         (f) Information. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation that is necessary or required by the Board and/or Administrator to perform its duties and functions under the Plan. The Company's records as to the current information the Company furnishes to the Board and/or Administrator shall be conclusive as to all persons.

         (g) Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         (h) Headings. The titles and headings are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         (i) No Liability for Good Faith Determinations. Neither the members of the Board nor the Administrator (nor their respective delegatees) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Administrator (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

         (j) Company Role. The Company has arranged this Plan for the reasons described under Section 1. The Company's role is simply to encourage and facilitate its employees' investment in the Company through the arrangement of the payroll deduction. Each Participant will be solely responsible for determining his or her continued participation in the Plan and whether that person retains or sells the shares of Stock that he or she purchases under the Plan.

         (k) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with laws of the State of Delaware (without giving effect to conflict of laws principles) and applicable Federal law.

         IN WITNESS WHEREOF, the undersigned has executed this Plan as of this 1st day of September, 2002 to fully evidence the Company's adoption thereof, to be effective as provided in Section 21 hereof.

                                       AFFILIATED COMPUTER SERVICES, INC.



                                       By: /s/ LORA J. VILLARREAL
                                          --------------------------------------
                                       Name: Lora J. Villarreal
                                            ------------------------------------
                                       Title: Senior Vice President
                                             -----------------------------------



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